                                                                   EXHIBIT 23(d)



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Vanguard Automation, Inc.



We consent to incorporation by reference in the Registration Statement on Form S-8 of Robotic Vision Systems, Inc. dated May 20, 1998 of our report dated February 23, 1996, relating to the statements of operations, changes in stockholders' deficiency, and cash flows of Vanguard Automation, Inc. for the year ended December 31, 1995, which report appears in the Form S-3 of Robotic Vision Systems, Inc. dated January 20, 1998.



/s/KPMG PEAT MARWICK LLP



Phoenix, Arizona
May 20, 1998